 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

CYBER APPS WORLD INC.

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(Exact Name of Registrant as Specified in Its Charter)

Nevada 000-24459 90-0314205

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(State or Other Jurisdiction (Commission ( I.R.S. Employer

of Incorporation) File Number) Identification No.)

420 N. Nellis Blvd., Suite A3-146, Las Vegas, Nevada 89110

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(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (702) 425-4289

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Clean Enviro Tech Corp.

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective May 28, 2015, the Company entered into a license agreement (the “Agreement”) with eCommerce Technologies Inc. (“Licensor”), providing for the license by the Company of certain patented ecommerce technology (the “Licensed Technology”), under a non-exclusive right and license to market, use or sell the Licensed Technology and improvements thereto worldwide, subject to the patent coverage of the Licensed Technology.

The Company plans to market products and services relating to the Licensed Technology using the Company’s INSTANT COUPONS APP platform. The Company has agreed to pay the Licensor a royalty/marketing fee in the amount of 1.0% for all "service(s)” transacted thru this platform and 0.05% of all products sold below $500, 0.025% for all products sold for between $501 to $2500 and 0.01% for all products sold for over $2501 on each and every Licensed Product sold or marketed by the Company.

FOR THE FULL TERMS OF THE LICENSE AGREEMENT, PLEASE REFER TO THE COPY THEREOF FILED AS AN EXHIBIT TO THIS REPORT.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1 License Agreement between the Company and eCommerce Technologies Inc. , effective May 28, 2015, filed herewith.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBER APPS WORLD INC.

Dated: May 28, 2015	By:	/s/ Liudmilla Voinarovska
Liudmilla Voinarovska